As filed with the Securities and Exchange Commission on December 23, 2003

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                            JB Oxford Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Utah                          6200                   95-4099266
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                                   -----------

9665 Wilshire Blvd., Suite 300, Beverly Hills, California 90212, (310) 777-8888
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                   -----------

                             Christopher L. Jarratt
                Chairman of the Board and Chief Executive Officer
                            JB Oxford Holdings, Inc.
                         9665 Wilshire Blvd., Suite 300
                         Beverly Hills, California 90212
                                 (310) 777-8888
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                      With copies of all communications to:

                             Darrell C. Smith, Esq.
                         Shumaker, Loop & Kendrick, LLP
                           101 East Kennedy Boulevard
                                   Suite 2800
                              Tampa, Florida 33602
                                 (813) 229-7600

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable and from time to time after the effective date of this Registration Statement.

                                  -----------

      If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                  -----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED(1)           SHARE(2)               PRICE(2)          REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $0.01                      2,149,474 shares          $2.96                   $6,362,443             $515
--------------------------------------------------------------------------------------------------------------------

(1) This registration statement covers the offer and sale by the selling shareholders of 2,149,474 shares issuable upon the conversion of certain of registrant's secured convertible notes.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and based upon the average of the high and low sales price of the Registrant's common stock on the Nasdaq SmallCap Market on December 18, 2003.

(3) Calculated by multiplying 0.00008090 by the proposed maximum aggregate offering price.

                                   -----------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                           December 8, 2003

                                2,149,474 SHARES

                            JB OXFORD HOLDINGS, INC.

                                  COMMON STOCK
                                   -----------

      The selling shareholders listed in this prospectus are offering for sale from time to time in the future 2,149,474 shares of our common stock issuable upon conversion of certain of our secured convertible notes. We will not receive any proceeds from the sale of these shares by the selling shareholders. All expenses of this offering will be paid by us.

      The selling shareholders may offer the shares at various times and in various types of transactions, including private or public transactions, on or off the Nasdaq SmallCap Market and sales by a combinations of these methods. The shares of common stock may be sold at prevailing market prices or at privately negotiated prices. See "Plan of Distribution."

      We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus.

      Our common stock is traded on the Nasdaq SmallCap Market, under the symbol "JBOH." On November 28, 2003, the last reported sale price for the common stock was $3.45 per share. Our principal executive offices are located at 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212 and our telephone number is (310) 777-8888.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE ___.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS December 8, 2003

                                Table of Contents

                                                                            Page
                                                                            ----
JB Oxford..................................................................... 3
Forward-Looking Statements.................................................... 3
Risk Factors.................................................................. 4
Use of Proceeds............................................................... 9
Selling Shareholders.......................................................... 9
Plan of Distribution..........................................................10
Experts.......................................................................12
Legal Matters.................................................................12
Incorporation of Certain Information by Reference.............................12
Limitation of Liability and Indemnification...................................13
Where You Can Find Additional Information.....................................13

                            JB OXFORD HOLDINGS, INC.

      Through our wholly-owned subsidiaries, we are engaged in the business of providing brokerage and related financial services to retail customers and broker-dealers nationwide. We are a fully integrated brokerage firm, providing retail brokerage services, clearing services and market making services to our customers. We were incorporated in Delaware on March 31, 1987, and completed our initial public offering in September 1987. We changed our state of incorporation to Utah in 1990. Our business is headquartered in Beverly Hills, California and we currently operate additional offices in New York, New York and Minneapolis, Minnesota. Our primary subsidiaries are National Clearing Corp. ("NCC") and JB Oxford & Company ("JB Oxford"). NCC is a registered broker-dealer offering the following services: (i) providing clearing and execution services to independent broker-dealers ("correspondents") on a fully-disclosed basis; and (ii) acting as a market maker in stocks traded on NASDAQ National Market System and other national exchanges. "). JB Oxford is a registered broker-dealer providing discount and electronic brokerage services to the investing public. For 2002, our consolidated revenues were $22,387,879, which consisted primarily of commission and interest income from our discount and electronic brokerage division.

Our principal executive offices are located at 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212 and our telephone number at such address is
(310) 777-8888. Our Internet address is www.jboxford.com and we make our filings with the Securities and Exchange Commission available from our Web site free of charge. Information contained on our Web site is not part of this prospectus.

                           FORWARD-LOOKING STATEMENTS

      Some of the information set forth in this prospectus and in the documents incorporated herein by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, JB Oxford may make other written and oral communications from time to time that contain such statements. Forward-looking statements, including statements as to industry trends, future expectations of JB Oxford and other matters that do not relate strictly to historical facts, are based on certain assumptions by management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" and similar expressions or variations, and are based on the beliefs and assumptions of the management of JB Oxford based on information then currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the JB Oxford's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under "Risk Factors." JB Oxford cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; JB Oxford undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

      Unless the context otherwise requires, all references to "we," "us," "our" or the "Company" in this prospectus refer collectively to JB Oxford Holdings, Inc.

                                  RISK FACTORS

      You should carefully consider the risks described below before making an investment decision in our securities. These risk factors are effective as of the date of this prospectus and shall be automatically amended through our future filings incorporated herein by reference. The risks and uncertainties described below are not the only ones we face and there may be additional risks that we do not presently know of or that we currently deem immaterial. All of these risks may impair our business operations. The forward-looking statements in this prospectus and in the documents incorporated herein by reference involve risks and uncertainties and actual results may differ materially from the results we discuss in the forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our stock could decline, and you may lose all or part of your investment.

We could Incur Substantial Penalties Due to the Industry-wide Mutual Fund Trading Investigations.

      In the course of the ongoing mutual fund investigations by the New York Attorney General, the SEC, and the NASD the Company has provided documents and testimony in response to subpoenas regarding mutual fund trading practices. The Company has cooperated fully in these investigations. On November 6, 2003, the Company received a "Wells Notice" from the staff of the SEC's Los Angeles office, stating its intention to recommend that the SEC institute civil and administrative proceedings against the Company seeking injunctive relief, disgorgement, prejudgment interest and civil penalties for alleged violations of Sections 8A and 17(a) of the Securities Exchange Act of 1933, Sections 10(b), 15(b) and 21C of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and Sections 9(b) and 9(f) of the Investment Company Act of 1940 and Rule 22c-1 thereunder. Under the Wells procedure, the Company has an opportunity to respond to the SEC before any action is taken. The Company has responded and is hopeful that its response will lead to a satisfactory resolution of these matters, although there is no assurance that such resolution can be reached. . We could incur substantial penalties and/or legal fees due to the industry-wide mutual fund trading investigations and potential incumbent litigation matters.

We Have Incurred Operating Losses in the Past and May incur Future Operating Losses.

      We incurred net operating losses of approximately $5.3 million for the nine months ended September 30, 2003, approximately $11 million for the year ended December 31, 2002, and approximately $9 million in 2001. As direct result of the downturn in the U.S. securities markets that began in early 2000, and still continues, we have suffered a significant reduction in transaction volume, and consequently revenues. We continue to implement cost containment measures that have reduced our expenses. However, we cannot assure you that our negative cash flow and net losses from operations will not continue or increase for the foreseeable future. If we continue to incur losses and negative cash flow, we may need additional capital to fund working capital and cash flow deficits. There can be no assurance that such capital will be available to us, or if available, on terms that are not substantially dilutive to existing shareholders. Additionally, we could lose our committed lines of credit, which would greatly restrict our ability to finance our operations. Although we were profitable in 2000, we may never generate sufficient revenues to achieve or sustain profitability or generate positive cash flow.

Our Business is Adversely Affected by Downturns in the U.S. Securities Markets.

      We, like other securities firms, are directly affected by economic and political conditions, broad trends in business and finance and changes in volume and price levels of securities transactions. In recent years, the U.S. securities markets have fluctuated considerably and a downturn in these markets has adversely affected our operating results. In October 1987 and October 1998, the stock market suffered major declines, as a result of which many firms in the industry suffered financial losses, and the level of individual investor trading activity decreased after these events. Reduced trading volume and prices have resulted in reduced transaction revenues. In March 2000, the stock market entered into a protracted down-trend, resulting in reduced transaction volume, and consequently, revenues. In 2001, the stock markets were closed for four (4) days as a result of the events of September 11, which had a negative impact on our revenues. In 2002, low trading volume and financial losses continued When trading volume is low, our profitability is likely to be adversely affected because our overhead remains relatively fixed.

Severe market fluctuations in the future could have a material adverse effect on our business, financial condition and operating results. Some of our competitors with more diverse product and service offerings might withstand such a downturn in the securities industry better than we would.

Demand and Market Acceptance for Our Services Are Subject to a High Level of Uncertainty.

      The market for discount and electronic brokerage services, particularly over the Internet, is rapidly evolving. Consequently, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. Much of our growth will depend on consumers adopting the Internet as a method of doing business. The Internet could lose its viability due to slow development or adoption of standards and protocols to handle increased activity, or due to increased governmental regulation. Moreover, several key issues including security, reliability, cost, ease of use, accessibility and quality of service continue to be concerns and may negatively affect the growth of Internet use or commerce on the Internet.

We are Exposed to Certain Credit Risks with our Customers.

      We sometimes allow customers to purchase securities on margin, therefore we are subject to risks inherent in extending credit. This risk is especially great when the market is rapidly declining and the value of the collateral we hold falls below the amount of a customer's indebtedness. Under specific regulatory guidelines, any time we borrow or lend securities, we must correspondingly disburse or receive cash deposits. If we fail to maintain adequate cash deposit levels at all times, we run the risk of loss if there are sharp changes in market values of many securities and parties to the borrowing and lending transactions fail to honor their commitments. If such losses are significant, it could have a material adverse effect on our business, financial condition and operating results.

Our Clearing Operations Expose Us to Losses Beyond the Loss of Business.

      Our clearing operations expose us to risks that exceed the simple risk of loss of business due to loss of retail customers or correspondents. Broker-dealers engaged in clearing operations for other correspondent broker-dealers are exposed to losses beyond the loss of business. If the correspondent fails, possible losses include its obligations to customers and other third parties, and any losses in the correspondent's own trading accounts. We have established procedures to review a correspondent's own customer and firm accounts and activities in an effort to prevent such losses if a correspondent fails but there can be no assurance that such procedures will be effective in every case. Any such losses could have a material adverse effect on our business, financial condition and operating results.

Our Success is Dependent upon the Development and Enhancement of Our Services and Products.

      Our future success depends in part on our ability to develop and enhance our services and products. We recently introduced online bond trading and expanded our market maker and money management services that has changed our business mix. There can be no assurance that this change in our business mix will increase our revenues or otherwise be successful. There are significant risks in the development of new services and products or enhanced versions of existing services and products, particularly in our electronic brokerage business. We may also experience difficulties that could delay or prevent the development, introduction or marketing of these services and products. Additionally, these new services and products may not adequately meet the requirements of the marketplace or achieve market acceptance. If we are unable to develop and introduce enhanced or new services and products quickly enough to respond to market or customer requirements, or if they do not achieve market acceptance, our business, financial condition and operating results will be materially adversely affected.

The Discount and Electronic Brokerage Services Market is Highly Competitive.

      The market for discount and electronic brokerage services is rapidly evolving and intensely competitive. We face direct competition from firms offering discount and electronic brokerage services such as Charles Schwab & Co., Inc., Fidelity Brokerage Services, Inc., TD Waterhouse Investment Services, Inc. (a subsidiary of the Toronto-Dominion Bank), Ameritrade, Inc. (a subsidiary of Ameritrade Holding Corporation), and E*TRADE Group, Inc.

We also encounter competition from established full commission brokerage firms such as UBS Financial Services, Inc. (a subsidiary of UBS AG), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney, Inc. (subsidiary of Citigroup, Inc.), among other traditional firms which typically also offer their customers on-line services. In addition, we compete with financial institutions, mutual fund sponsors and other organizations. Further, the industry is currently undergoing consolidation, which may strengthen our competitors and this trend is expected to continue. Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. In addition, many of our competitors have greater name recognition and larger customer bases that could be leveraged, thereby gaining market share from us. Our competitors may conduct more extensive promotional activities and offer better terms and lower prices to customers than we do. There can be no assurance that we will be able to compete effectively with current or future competitors or that such competition will not have a material adverse effect on our business, financial condition and operating results.

The Loss of Significant Customers could Adversely Affect Our Business.

      While no single correspondent broker-dealer or customer represents more than 10% of our revenues, we have several significant customers whose loss, in the aggregate, could have a material adverse effect on our financial condition and operating results. While we believe that the likelihood of losing a substantial number of such customers is remote, there can be no assurance that such event will not occur.

Our Plans to Expand Through Acquisitions of Other Companies may have a Material Adverse Effect on Our Business.

      During 2001 and 2002, we acquired approximately 35,800 customer accounts from six other broker-dealers at a total cost of $6,872,689 and we plan to continue to expand our business through strategic acquisitions. Our industry is currently undergoing consolidation and there is intensive competition for acquisitions, which may make acquisitions increasingly expensive. Any lack of capital for additional acquisitions may limit our ability to grow. We will be competing for acquisition opportunities with entities that have greater resources than we do and we plan on using our previously authorized, unissued common stock as consideration, which may limit our opportunities. Any issuance of our equity securities in acquisitions will have a dilutive effect on our current shareholders. We cannot assure you that we will be able to successfully identify, negotiate and consummate suitable acquisitions. In addition, there can be no assurance that any such acquisitions will generate profits. Furthermore, completed acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention from other business concerns, assumption of unknown material liabilities, amortization of acquired intangible assets and potential loss of key employees and customers of acquired companies. We have limited experience in assimilating acquired organizations into our operations. We cannot assure you that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future. Our failure to successfully complete and assimilate acquisitions could have a material adverse effect on our business, financial condition and operating results.

Our Business is Dependent on Strategic Relationships with Online and Internet Service Providers and Software and Information Services Providers.

      We have established a number of strategic relationships with online and Internet service providers and software and information service providers. There can be no assurance that any such relationships will be maintained, or that if they are maintained, they will be successful or profitable. Additionally, we may not develop any new such relationships in the future.

Our Business is Subject to Extensive Regulation Under Both Federal and State
Laws.

      The securities industry in the United States is subject to extensive regulation under both federal and state laws. Broker-dealers are subject to regulations covering all aspects of the securities business. Because we are a self-clearing broker-dealer and provide clearing and execution services for our correspondents, we have to comply with many complex laws and rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions. In addition, because we offer on-line trading to our customers we are subject to rules and regulations involving systems capacity, advertising and investor education, investor suitability, best execution, pricing of market data, day trading, customer privacy and electronic books and records. Although we periodically conduct internal compliance reviews of our systems and operations to identify and correct any deficiencies, there can be no assurance that we will be considered by regulatory authorities to be in full compliance with all of the rules and regulations applicable to us. See "Business-Securities Industries Practices" below. The SEC, the NASD or other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders or suspend or expel a broker-dealer or any of its officers or employees. Our ability to comply with all applicable laws and rules is largely dependent on our establishment and maintenance of a compliance system to ensure such compliance, as well as our ability to attract and retain qualified compliance personnel. We could be subject to disciplinary or other actions due to claimed noncompliance in the future, which could have a material adverse effect on our business, financial condition and operating results. Additionally, we could be adversely affected by negative publicity generated by such claims of noncompliance. Our mode of operation and profitability may be directly affected by additional legislation, changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, the various stock exchanges and other self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules. We have had, in the past, an aggressive marketing campaign designed to bring brand name recognition to our registered broker-dealer, JB Oxford. All marketing activities by JB Oxford are regulated by the NASD, and JB Oxford compliance officers review all marketing materials prior to release. The NASD can impose certain penalties for violations of its advertising regulations, including censures or fines, suspension of all advertising, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or any of its officers or employees. There can be no assurance that other federal, state or foreign agencies will not attempt to regulate our business. If such regulations are enacted, our business or operations would be rendered more costly or burdensome, less efficient or otherwise have a material adverse effect on our business, financial condition and operating results.

Our Failure to Maintain the Net Capital Levels Required by Various Regulators could Adversely Affect Our Business.

      The SEC, the NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. Net capital is the net worth of a broker or dealer (assets minus liabilities), less deductions for certain types of assets. If a firm fails to maintain the required net capital it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD, and could ultimately lead to the firm's liquidation. If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. Such operations may include trading activities and the financing of customer account balances. Also, our ability to withdraw capital from brokerage subsidiaries could be restricted, which in turn could limit our ability to pay dividends, repay debt and redeem or purchase shares of our outstanding stock. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business, financial condition and operating results.

We Could Suffer Substantial Losses and be Subject to Customer Litigation if Our Electronic Systems which Support Online Trading Fail or Our Transactions Process is Slow.

      We receive and process trade orders through internal trading software, the Internet, and touch-tone telephone. Thus, we depend heavily on the integrity of the electronic systems supporting this type of trading. Heavy stress placed on our systems during peak trading times or interference from third parties over the Internet could cause our systems to operate too slowly or to fail. If our systems or any other systems in the trading process slow down significantly or fail even for a short time, our customers would suffer delays in trading, potentially causing substantial losses and possibly subjecting us to claims for such losses or to litigation claiming fraud or negligence. During a systems failure, we may be able to take orders by telephone. However, only associates with securities broker's licenses can accept telephone orders, and an adequate number of associates may not be available to take customer calls in the event of a systems failure. In addition, a hardware or software failure, power or telecommunications interruption, natural disaster or act of terrorism could cause a systems failure. Any systems failure that interrupts our operations could have a material adverse effect on our business, financial condition and operating results.

Our Business Could Suffer if We Cannot Protect the Confidentiality of Customer Information.

      An important element of our operations is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology to provide secure transmission of confidential information. While we have not experienced problems in the past, there can be no assurance that hackers, computer viruses and other problems will not result in a breach of security. If a compromise of our security were to occur, it could have a material adverse effect on our business, financial condition and operating results.

The Trading Price of Our Common Stock has Been and May Continue to be Subject to Wide Fluctuations.

      During the past twelve months, our common stock traded as low as $1.60 and as high as $6.25 (all prices have been adjusted to reflect the one for ten reverse stock split which was effective October 15, 2002). Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products by our company or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may consider comparable, and news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for Internet related companies in particular, have experienced extreme volatility that has often been unrelated to operating performance. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

Your Interests as a Stockholder May Conflict with Our Controlling Shareholders, Our Chief Executive Officer and Our President.

      Our executive officers, directors and principal shareholders beneficially own approximately 56% of our outstanding common stock, including shares issuable upon conversion of certain debt. As a result, our controlling shareholders have the power to control or direct our business affairs including matters requiring stockholder approval. This concentration of ownership could effectively delay, defer or prevent a change in control or other significant corporate transactions that might give you the opportunity to realize a premium over our then prevailing stock price. In addition, various conflicts of interest may arise in the future as a result of our relationship with Third Capital Partners, LLC, ("Third Capital Partners"), a company controlled by our Chief Executive Officer and our President who also serve on our Board of Directors. Serving us as an officer and director as well as Third Capital Partners could result in our Chief Executive Officer and our President being placed in a conflict of interest should they have to make decisions which have materially different implications for us and for Third Capital Partners. Third Capital Partners receives management fees from us, which could influence decisions. In addition, Third Capital Partners is the beneficial owner of the aggregate principal sum of $5,418,696 of our 9% Secured Convertible Notes (the "Notes"). Third Capital Partners has extended the due date of the Notes from time to time but there can be no assurance that they will continue to do so in the future. Our inability to repay the Notes or otherwise obtain an extension from Third Capital Partners could have a material adverse effect on our financial condition.

The Loss of Certain Key Executive Officers Could Harm Our Business.

      Our success is substantially dependent upon the continuing services of certain key executive officers, especially our Chief Executive Officer and our President. We do not have written employment agreements with our key executive officers and do not maintain "key person" life insurance on any of our executive officers. There can be no assurance that any of our executive officers will continue to work for us nor can there be any assurance that upon ceasing to work for us they will not compete against us. The loss of our Chief Executive Officer or President could have a material adverse effect on our business, financial condition and results of operations.

Our Shareholder Rights Plan and the Ability of Our Board of Directors to Issue Preferred Stock Could Deter Takeover Bids Even if Those Bids are in the Shareholders' Best Interests.

      We adopted a shareholder rights plan designed to encourage parties seeking to acquire us to negotiate with and seek the approval of our Board of Directors. In addition, we have 10,000,000 shares of authorized preferred stock, of which 9,800,000 remain available for issuance to third parties selected by management. Our shareholder rights plan and the ability of our Board of Directors to establish the terms and provisions of different series of preferred stock could discourage unsolicited takeover bids from third parties even if those bids are in the shareholders' best interests.

Securities Litigation Could Adversely Affect Our Business.

      The securities brokerage business involves substantial risks of liability and corresponding litigation including class action and other suits that generally seek substantial damages including punitive damages. Like other securities brokerage firms, from time to time we are named as a defendant in civil lawsuits and arbitrations. Any significant monetary judgments against us in the course of litigation could have a material adverse effect on our business, financial condition and operating results.

We May Be Unable to Hire and Retain Skilled Personnel.

      The success of our business is dependent upon having adequate levels of personnel with experience in the computer and brokerage business as well as persons with the necessary broker-dealer licenses. As a result of the prolonged market downturn, we have reduced our personnel by approximately 62% since January 2001 and in the event that there is a significant increase in demand for our products and services in the future we may not have adequate personnel to handle the demand which could have a material adverse effect on our business, financial condition and operating results. Further, there can be no assurance that we can retain our existing personnel especially those whose stock options are largely underwater and might have little long-term incentive to stay with us. We expect competition for qualified personnel to be intense in the event of a sustained upswing in the stock markets and there can be no assurance that we will be able to hire or retain skilled or licensed personnel to meet any increased demand.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares offered by this prospectus. All proceeds from the sale of the shares will be for the account of the selling shareholders.

                              SELLING SHAREHOLDERS

      In June 1998 we issued our 9% secured convertible notes in the aggregate principal amount of $5,418,696 (the "Notes") to Third Capital Partners, LLC ("Third Capital Partners") in a private placement. The Notes are presently convertible into 2,029,474 shares of our common stock. This prospectus covers the resale by the selling shareholders of all those shares issuable upon the conversion of the Notes. We are registering the shares covered by this prospectus pursuant to an agreement between us and Third Capital Partners. Third Capital Partners is an affiliate of ours. Christopher L. Jarratt, our Chief Executive Officer and Chairman, is the managing member of Third Capital Partners, LLC and owns 51% of the membership interests in the selling shareholder. Mark D. Grossi, a Director, is also a member of Third Capital Partners and owns a 49% membership interest. The registration of the shares does not necessarily mean that Third Capital Partners will convert all or any portion of the Notes.

      On September 4, 2003 we entered into a settlement and release agreement with OCC Venture, LLC ("OCC") associated with the abandonment of the lease in Oakland, California. The terms of the agreement called for an initial payment of $500,000; the execution of a non-interest bearing promissory note in the amount of $611,111 due in 44 equal monthly payment commencing October 1, 2003; and the issuance of 120,000 shares of our common stock. The lease was assumed, as a part of the acquisition of customer accounts from Mr. Stock had a remaining term through August 2010. As of July 1, 2003, the total financial obligation remaining under the lease was approximately $4,400,000 over seven years. The abandonment of the lease was charged to earnings in the second quarter of 2003. This prospectus covers the resale by the selling shareholder of those shares issued in connection with the settlement and release agreement. We are registering the shares covered by the prospectus pursuant to the settlement and release agreement with OCC. OCC and/or its principal's are not affiliated with us in any other way.

      This prospectus covers the offer and sale by the selling shareholders of the number of shares of common stock owned by the selling shareholders set forth below. The term selling shareholders includes the shareholders listed below and their transferees, pledgees, donees or other successors. Any or all of the shares listed below under the heading "Shares Available for Sale Under this Offering" may be offered for sale by or on behalf of the selling shareholders. The following table sets forth:

      o     the names of the selling shareholders,
      o the number of shares of common stock beneficially owned by the selling shareholders,
      o the number of shares of common stock that may be offered or sold by or on behalf of the selling shareholders hereunder, and
      o the amount and the percentage of shares of common stock to be owned by the selling shareholders upon the completion of the offering assuming all shares offered by the selling shareholders are sold.

                               Shares Beneficially Owned     Shares Available     Shares Beneficially Owned
          Selling                       Prior to              For Sale Under                After
        Shareholder                   the Offering             this Offering            the Offering
---------------------------    -------------------------     ----------------     -------------------------
                                 Number        Percent                              Number        Percent
Third Capital Partners, LLC     2,039,474        53.4%            2,029,474          10,000           *
8275 South Eastern Avenue
Suite 200
Las Vegas, NV  89123

OCC Venture, LLC                  120,000        3.1%               120,000             --            --
c/o Shorenstein Company, LLC
555 California Street
San Francisco, CA 94104
* Less than 1%

      The shares are being registered to permit public secondary offering of the shares. The selling shareholders may offer the shares for resale from time to time. See "Plan of Distribution."

      We have filed with the Commission a registration statement, of which this prospectus forms a part, with respect to the resale of the shares of common stock from time to time under Rule 415 under the Securities Act.

      Because the selling shareholders may dispose of all or a portion of shares, we cannot estimate the number of shares that will be held by the selling shareholders upon termination of any such disposition. In addition, the selling shareholders identified above may sell, transfer or otherwise dispose of all or a portion of the shares of common stock that they own in transactions exempt from the registration requirements of the Securities Act, subject to applicable restrictions on transferability imposed by our policy. See "Plan of Distribution."

                          TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Transfer Online, Portland, Oregon.

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock covered by this prospectus on behalf of the selling shareholders. The shares may be offered from time to time by the selling shareholders or their donees, pledgees, transferees or other successors in interest for resale by this prospectus in one or more transactions at fixed prices, at market prices at the same time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may offer its shares in one or more of the following transactions:

      o     on the Nasdaq SmallCap Market;
      o     in the over-the-counter markets;

      o     in private transactions;
      o for settlement of short sales, or through long sales, options or transactions involving cross or block trades;
      o     by pledge to secure debts and other obligations;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
      o a combination of any of the above transactions or by any other legally available means.

      From time to time, a selling shareholder may pledge or grant a security interest in some or all of the shares owned by the selling shareholder. If the selling shareholder defaults in performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus. A selling shareholder also may transfer and donate shares in other circumstances. The number of shares beneficially owned by a selling shareholder will decrease as and when such selling shareholder transfers or donates its shares or defaults in performing obligations secured by its shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be the selling shareholder for purposes of this prospectus.

      The selling shareholders may enter into hedging transactions with broker-dealers. The selling shareholders also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling shareholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by such selling shareholder of the secured obligation, may sell or otherwise transfer the pledged shares.

      The selling shareholders may use brokers, dealers, underwriters or agents to sell its shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling shareholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling shareholder and any agents or broker-dealers that participate with the selling shareholder in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling shareholder can presently estimate the amount of such compensation.

      We have informed the selling shareholders that during such time as it may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With exceptions, Regulation M prohibits the selling shareholders, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

      We have agreed to pay all expenses incurred in the registration of shares other than brokerage commissions, stock transfer taxes and fees incurred by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the shares offered by this document.

      This offering by the selling shareholders will terminate on the date on which the selling shareholders have sold all of the shares.

      Shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 145 of the Securities Act may be sold under Rule 144 or Rule 145 rather than pursuant to this prospectus.

      In order to comply with applicable state securities laws, the shares will only be sold through registered or licensed brokers or dealers. In addition, the shares will not be sold until they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification is available in the applicable state.

                                     EXPERTS

      The consolidated financial statements of JB Oxford Holdings, Inc. appearing in JB Oxford Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      Our financial statements for the years ended December 31, 2001 and December 31, 2000, which is included or incorporated by reference in this prospectus, were audited by Arthur Andersen LLP, independent accountants, who have ceased operations. Arthur Andersen expressed an unqualified opinion on those financial statements in their report dated February 27, 2002. The report of Arthur Andersen LLP is a copy of a report previously issued by Arthur Andersen, LLP which has not been reissued by Arthur Andersen LLP.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered by the selling shareholder through this prospectus will be passed upon by Shumaker, Loop & Kendrick, LLP.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or incorporated by reference in a later document. This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about us and our business.

      o Annual Reports on Form 10-K and Form 10-K/A for year ended December 31, 2002 and filed on April 15, 2003 and April 30, 2003 respectively
      o Proxy Statement for the 2003 annual meeting of shareholders, and filed on August 29, 2003
      o Quarterly Report on Form 10-Q for quarter ended March 31, 2003, and filed on May 15, 2003
      o Quarterly Report on Form 10-Q for quarter ended June 30, 2003, and filed on August 14, 2003
      o Quarterly Report on Form 10-Q for quarter ended September 30, 2003, and filed on November 14, 2003
      o The information with respect to our common stock under the caption "Description of Capital Stock: contained in our registration statement on Form S-4 (Registration No. 333-71784) filed on October 17, 2001.

      This prospectus also incorporates by reference additional documents that we may file with the Commission between the date of this prospectus and before the completion of the offering of the shares of common stock described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission's website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                            JB Oxford Holdings, Inc.
                         9665 Wilshire Blvd., Suite 300
                         Beverly Hills, California 90212
               Attention: Michael Chiodo, Chief Financial Officer
                                 (310) 777-8888

      If you request any incorporated documents from us, we will mail them to you by first-class mail, or another equally prompt means, within one business day after we receive your request.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

      Utah law limits a director's liability for monetary damages, except for breach of a director's duties under certain circumstances. Our Articles of Incorporation and By-laws contain provisions limiting a director's liability for monetary damages to the fullest extent permitted by Utah law. Our Articles of Incorporation and By-laws also require us to indemnify our directors, and permit us to indemnify our officers, employees' fiduciaries and other agents, to the fullest extent permitted under Utah law. These provisions do not limit or eliminate our or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a Director's liability under federal securities laws. Our Articles of Incorporation and By-laws also contain provisions indemnifying our Directors and officers to the fullest extent permitted under Utah law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as Directors.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act that registers the distribution of the shares of common stock. This prospectus is included as a part of that registration statement, which also includes additional information.

      In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"). You may read and copy this information at the following location of the
Commission:

                              Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

      You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

      The Commission also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      We will pay the following expenses in connection with the distribution of shares registered hereby. We will pay all expenses associated with registering the selling shareholders' shares, including any legal fees of counsel acting on behalf of the selling shareholders in connection with the preparation and filing of the Registration Statement. The selling shareholders will pay any brokerage commissions and similar expenses attributable to the sale of the shares. All of such expenses, except for the SEC Registration Fee, are estimated.

         SEC Registration Fee                                 $_____
         Legal Fees and Expenses                              $_____
         Accountants' Fees and Expenses                       $_____
         Blue Sky and related Fees and Expenses               $_____
         Printing Expenses                                    $_____
         Miscellaneous (including listing fees)               $_____
         TOTAL                                                $_____

Item 15. Indemnification of Directors and Officers

      Our Articles of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Utah. Utah law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. The corporation, unless ordered by a court or advanced pursuant to this section, must make any indemnification under this section, only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by a majority vote of a quorum consisting of Directors who are not parties to the proceeding; (b) by a majority vote of the shareholders of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting; (c) by special legal counsel; or (d) by the court in which the proceeding is or was pending, on application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Company.

      The Articles of Incorporation, the By-laws or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. Further, we may enter into agreements of indemnification with our directors and officers to provide for indemnification to the fullest extent permitted under Utah law.

Item 16. Exhibits

Exhibit  Description
-------  -----------

2.1* Purchase Agreement dated as of May 21, 1998 by and among the Company, Third Capital Partners, LLC, a Tennessee limited liability company, 3421643 Canada Inc., a Canadian corporation, Felix A. Oeri and Oeri Finance Inc. (incorporated by reference to Exhibit 2.1 of our current report on Form 8-K, dated June 18, 1998, filed with the SEC).

4.1* 9% Secured Convertible Note due December 31, 1999 in the principal amount of $2,000,000 between the Company and Third Capital Partners, LLC (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K, dated June 18, 1998, filed with the SEC).

5.1      Opinion and consent of Shumaker, Loop & Kendrick, LLP

23.1     Consent of Ernst & Young LLP

25.1 Power of Attorney (included in signature page of this Registration Statement * Previously filed with SEC.

Item 17. Undertakings

(a)   The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii), above, do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                    * * * * *

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange of 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * * * *

(e) The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                    * * * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, State of California on ______________, 2003.

JB OXFORD HOLDINGS, INC.


-----------------------------------
Christopher L. Jarratt
Chairman of the Board and
Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Christopher L. Jarratt and Michael J. Chiodo, and each of them singly, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any registration statement relating to this offering that is to become effective upon filing pursuant to Rule 462 under the Securities Act (a "462 Registration Statement"), any and all amendments and exhibits to this Registration Statement or any 462 Registration Statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, with full power and authority to do and perform any and all acts and things whatsoever requests and necessary or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

-----------------------------------
Christopher L. Jarratt                                 Dated:  ___________, 2003
Chairman of the Board and
Chief Executive Officer

-----------------------------------
Michael J. Chiodo                                      Dated:  ___________, 2003
Chief Financial Officer

-----------------------------------
Mark D. Grossi                                         Dated:  ___________, 2003
Director

-----------------------------------
David G. Mahood                                        Dated:  ___________, 2003
Director

-----------------------------------
Terry N. Pefanis                                      Dated:  ____________, 2003
Director